Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of September 23, 2025, by Brera Holdings PLC, a public limited company incorporated in the Republic of Ireland (the “Company”), and the Persons identified as “Investors” on the signature pages hereto (each an “Investor” and collectively, the “Investors”) (for each Investor, together with its respective successors and assigns).

WHEREAS, the Company has agreed to provide certain registration rights to the Investors in order to induce the Investors to enter into that certain Warrant Purchase Agreement by and among the Company and the Investors dated as of the date hereof (the “Warrant Purchase Agreement”).

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless the context otherwise requires, capitalized words and terms used herein without definition and defined in the Warrant Purchase Agreement are used herein as defined therein. Notwithstanding the foregoing, as used herein the capitalized words and terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified, or supplemented in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 (or successor statute).

“Excluded Forms” means Registration Statements under the Securities Act on Forms S-4 and S-8 or any successors.

“Filing Date” has the meaning assigned to it in Section 3(a) of this Agreement.

“Investor(s)” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Person” includes any natural person, corporation, trust, association, company, exempted company,

partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality, or political subdivision.

“Proposed Registration” means any proposed Registration Statement to be filed pursuant to this Agreement.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Statement” means any registration statement filed by the Company on behalf of the Investor that covers the resale of Registrable Securities under the provisions of this Agreement.

“Registrable Securities” means the Class B Ordinary Shares underlying the Warrants.

“Representatives” means all shareholders, officers, directors, members, managers, partners, employees and agents.

“Rule 144” has the meaning assigned to it in Section 7 of this Agreement.

“SEC” means the Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933 (or successor statute).

“Selling Expenses” means all selling commissions, underwriting discounts, other fees paid by the Investors to a broker-dealer, finder’s fees, and stock transfer taxes applicable to the Registrable Securities contained in a Registration Statement for the benefit of any Investor.

“Warrant Purchase Agreement” has the meaning assigned to it in the Recitals of this Agreement.

“Warrants” mean the Class B Ordinary Share Purchase Warrants purchased by the Investors pursuant to the Warrant Purchase Agreement.

2. Required Registration. Within 30 days after the Closing, the Company shall file with the SEC a Registration Statement on Form F-3, or, if the Company is not then eligible to use Form F-3, on Form F-1, or any successor form covering the sale of all of the Registrable Securities.

3. Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a) prepare and file with the SEC within the timeframe specified in Section 2, a Registration Statement with respect to such Registrable Securities (the “Filing Date”), and use its commercially reasonable efforts to cause such Registration Statement to become effective within 45 days after the Filing Date if the Staff of the SEC indicates to the Company that such Registration Statement will be subject to a “limited” review, or use its best efforts to cause such Registration Statement to become effective within 60 days after the Filing Date if the Staff of the SEC indicates to the Company that such Registration Statement will be subject to a “full” review, and to remain effective until the sale or other disposition of all Registrable Securities covered by such Registration Statement has occurred during such period in accordance with the intended methods of disposition by the Investors set forth in such Registration Statement (the “Effectiveness Period”), provided that before filing a Registration Statement or any amendment or supplement thereto, the Company will at least three Business Days prior to making any such filing furnish to each Investor a copy of the Registration Statement, as amended if applicable and any response letter or other correspondence to the Staff of the SEC proposed to be filed or submitted, and provide each Investor with a reasonable opportunity to review and provide comments or input on such Registration Statement and response letter or other correspondence, and address such comments or input so received from each Investor in good faith, prior to filing or submitting such documents. Notwithstanding anything to the contrary set forth herein, each Investor shall have the ability to approve, prior to filing or submission of any of the foregoing materials, any disclosure or communication with the SEC which directly relates to such Investor and the sale of Registrable Securities. Notwithstanding the above 45-day or 60-day periods, if the Staff of the SEC indicates to the Company that an applicable Registration Statement will not be reviewed, the Company shall promptly, but in no event later than two Business Days thereafter, cause such Registration Statement to become effective;

(b) subject to complying with Section 3(a), prepare and file with the SEC such amendments to any such Registration Statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act during the Effectiveness Period;

(c) furnish to each Investor such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such Investor may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Investor;

(d) make such filings under the securities or blue sky laws of such states or commonwealths as an Investor may reasonably request to enable such Investor to consummate the sale;

(e) promptly notify each Investor at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such Investor a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Company shall file a Form 6-K or amended prospectus or prospectus supplement within four Business Days in order to permit the Investor to be able to sell the Registrable Securities, which shall prior to filing first be provided to such Investor with a reasonable opportunity to review and provide comments and input;

(f) otherwise comply with all applicable rules and regulations of the SEC and to perform its obligations hereunder;

(g) cause the Registrable Securities to continue to be listed on the Principal Market;

(h) provide a transfer agent for all Registrable Securities and promptly pay all fees and costs of the transfer agent;

(i) notify the Investors of any stop order threatened or issued by the SEC and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered; and

(j) promptly email the Investors copies of all comment letters, response letters and other communications from and with the Staff of the SEC, file an amendment to a Registration Statement within five Business Days, subject to extension upon consent of the Investors (which consent shall not be unreasonably withheld), after receipt of a comment letter or oral comments, and request acceleration of the effectiveness of the Registration Statement within two Business Days after the Company or its counsel has been advised that the Staff of the SEC will not review or has no further comments thereon, subject in each case to the Investors’ right to receive, and have a reasonable opportunity to review and provide comments and input on, such documents or communications prior to their respective filing or submission, as applicable.

(k) For purposes of this Agreement, any requirement on the part of the Company to provide, furnish copies of, notify and give an opportunity to provide comments or input regarding the Registration Statement, amendments, supplements, correspondence or other documents and communications to or with the SEC relating to the Registration Statement or otherwise contemplated by this Agreement to an “Investor” shall be deemed to include the Investor’s legal counsel, in addition to the Investor itself.

Subject to the Company’s ongoing compliance with Section 7, the Company’s obligations under this Section 3 with respect to any Registrable Securities proposed to be sold by an Investor shall not apply if, in the written opinion of counsel to the Company which has been issued to and accepted by the Transfer Agent with respect to such Registrable Securities and any other applicable third parties whose acceptance or approval thereof is necessary to effect a sale of such Registrable Securities by an Investor, all such Registrable Securities proposed to be sold by such Investor may then be sold unconditionally without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act without any limitations on volume. This paragraph shall cease to apply as to the Registrable Securities if and whenever such opinion of counsel has been withdrawn or rescinded or otherwise fails to comply with the conditions set forth in the preceding sentence, or if such conditions are otherwise not satisfied.

4. Other Procedures.

(a) Subject to the remaining provisions of this Section 4 and the Company’s general obligations under Section 3, the Company shall be required to maintain the effectiveness of a Registration Statement until the sale or other disposition of all Registrable Securities.

(b) In consideration of the Company’s obligations under this Agreement, each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) herein, such Investor shall forthwith discontinue its sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e).

(c) The Company’s obligation to file any Registration Statement or amendment including a post-effective amendment with respect to an Investor’s Registrable Securities, shall be subject to such Investor, as applicable, furnishing to the Company in writing such information and documents regarding the Investor and the distribution of such Investor’s Registrable Securities as may reasonably be required to be disclosed in the Registration Statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Company’s obligations are also subject to the Investor promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If an Investor fails to provide all of the information required by this Section 4(c), the Company shall have no obligation to include its Registrable Securities in a Registration Statement or it may withdraw such Investor’s Registrable Securities from the Registration Statement without incurring any penalty or otherwise incurring liability to such Investor.

(d) If any such registration or comparable statement refers to an Investor by name or otherwise as a shareholder of the Company, but such reference to such Investor by name or otherwise is not required by the Securities Act or the rules thereunder, then such Investor shall have the right to require the deletion of the reference to such Investor, as may be applicable.

(e) If as result of an SEC Staff policy, rule, or regulation or for any other reason, the Company is unable to register all Registrable Securities in one Registration Statement, then upon 30 days (or such earlier time as is permitted by the Staff of the SEC or any rule of the SEC) after any Registration Statement filed pursuant to this Agreement is declared effective by the SEC, the Company shall file another Registration Statement including all of the remaining Registrable Securities of the Investor, in which event the conditions of this Agreement shall apply; provided, however, in no event shall the Company delay the effective date of any Registration Statement for more than two Business Days after receipt of notice from the SEC Staff that it will either not review a Registration Statement or it has no further comments with respect to a Registration Statement.

5. Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

6. Indemnification.

(a) In the event of any registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall indemnify, defend and hold harmless each Investor, its Affiliates, and their respective Representatives, successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which such Investor, its Affiliates, and its respective Representatives, successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Company fails to defend an Investor, its Affiliates, and its respective Representatives, successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) such Investor, its Affiliates, and its respective Representatives, successors and assigns for any legal or any other reasonable and documented out-of-pocket expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to such Investor, its Affiliates, or its respective Representatives, successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) hereof in reliance upon and in conformity with written information furnished to the Company by such Investor, its Affiliates, or its respective Representatives, successors or assigns specifically for use in the preparation thereof.

(b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Investors shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such Registration Statement, the Company’s attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Investor specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the reasonable and documented fees and expenses of counsel (including local counsel, if applicable) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6. Provided, further, that in no event shall any indemnification by an Investor under this Section 6 exceed the net proceeds from the sale of Registrable Securities received by such Investor. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and each the Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and such Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no Investor shall be required to contribute any amount in excess of the net proceeds to it of all Registrable Securities sold by it pursuant to such Registration Statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7. Rule 144. As long as an Investor holds Registrable Securities or Registrable Securities are underlying securities held by an Investor that are restricted securities (as that term is used in Rule 144), the Company covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) file in a timely manner the reports and other documents required to be filed under the Securities Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder, (iii) furnish to such Investor promptly upon request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other information as such Investor may reasonably request, and (iv) cooperate with such Investor and respond as promptly as possible to any requests from the Investor in connection with Rule 144 transfers of restricted securities, in each case to enable such Investor to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (collectively, “Rule 144”); provided, however, nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Company from consummating a transaction in which another entity acquires it through a merger or similar transaction.

8. Severability. In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, facsimile or “.pdf” signature.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11. Notices and Addresses. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Warrant Purchase Agreement.

12. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

13. Entire Agreement; Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

14. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed in accordance with the Warrant Purchase Agreement.

16. Modification. Any modifications to or waivers with respect to this Agreement shall be made in accordance with Section 10 of the Warrant Purchase Agreement.

17. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Company:

BRERA HOLDINGS PLC

By:	/s/ Fabio Scacciavillani
Name:	Fabio Scacciavillani
Title:	CEO

Investors:

/s/ Guy Hirsch
GUY HIRSCH

Address (for notice purposes):

/s/ TARIQ SALEM EBRAHEEM ALSAMAN ALNUAIMI
TARIQ SALEM EBRAHEEM ALSAMAN ALNUAIMI

Address (for notice purposes):

/s/ Keren Kalima Maimon
KEREN KALIMA MAIMON

Address (for notice purposes):

/s/ Ron Sade
RON SADE

Address (for notice purposes):

/s/ ALYAZI SAEED AHMED ALKHATTAL ALMHEIRI
ALYAZI SAEED AHMED ALKHATTAL ALMHEIRI

Address (for notice purposes):

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